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                                                                    Exhibit A-56

                                      THIRD
                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                       ANALYTIC SYSTEMS LABORATORIES, INC.

        The undersigned President of ANALYTIC SYSTEMS LABORATORIES, INC. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendments of certain provisions of its Articles of Incorporation, hereby certifies the following facts:

                                   ARTICLE _I
                             TEXT OF THE AMENDMENTS

SECTION 1: The name of the Corporation following the Amendment is: Analytic Systems Laboratories, Inc.

SECTION 2: The exact text of Article V (A) of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendment"), is now as follows:

                                    ARTICLE V

                (A) Authorized Shares.

                The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,500 of which (i) 2,000 shares shall be Ordinary Common Stack of no par value per share and (ii) 500 shares shall- be Class A Common Stock of no par value per share. Of the 2,000 shares of Ordinary Common Stock, 500 shares shall be reserved for issuance upon the conversion of shares of Class A Cannon Stack pursuant to the provisions of Section 4 of Paragraph (B) of this Article Y and shall be issued for no other purpose.

SECTION 3:      The date of the Amendment's adoption is: May 15, 1992.

                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

SECTION 1:      Action by Directors.

        On May 15, 1992, the members of the Board of Directors of the Corporation unanimously adopted the Articles of Amendment set forth herein.

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SECTION 2:      Action by Shareholders.

                                        1,000 shares of Stock are outstanding,
                                        500 of which are Ordinary Common Stock,
                                        and 500 of which are Class A Common
                                        Stock. On May 15, 1992, the Articles of
                                        Amendment were adopted by vote of the
                                        majority of shareholders, effective as
                                        of May 15, 1992.

SECTION 3:      Compliance with Legal Requirements.

                                        The manner of the adoption of the
                                        Amendments, and the vote by which they
                                        were adopted, constitute full legal
                                        compliance with the provisions of the
                                        Act, the Articles of Incorporation, and
                                        the By-Laws of the Corporation.

                                   ARTICLE III

                    STATEMENT OF CHANGES MADE WITH RESPECT TO
                      ANY INCREASE IN THE NUMBER OF SHARES

Aggregate Number of share previously authorized: 1,500
Increase:       1,000

Aggregate number of shares to be authorized after effect of the
Amendment: 2,500

        IN WITNESS WHEREOF, The undersigned President of ANALYTIC SYSTEMS LABORATORIES, INC., executes these Articles of Amendment of the Articles of Incorporation of the Corporation, and certifies to the truth of the facts herein stated, this 15 th day of May, 1992.

                                          ANALYTIC SYSTEMS LABORATORIES, INC.

                                          BY. /s/ Paul Johnson
                                              ----------------
                                              Paul Johnson
                                              President